PROXY
                  GUARANTY BANCSHARES HOLDING CORPORATION
                           Post Office Box 2208
                       Morgan City, Louisiana  70381

        This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints Wiley Magee and Frank J. Domino as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Guaranty Bancshares Holding Corporation held of record by the undersigned on April 1, 1995, at the annual meeting of shareholders to be held on April 17, 1995, or any adjournment thereof.


MATTERS TO BE CONSIDERED:

     1.   Election of Directors

          FOR all nominees listed below             WITHHOLD AUTHORITY
          (except as marked to the                  to vote for all
          contrary below)                           nominees listed below

                                   -----                           -----

          H. W. Bailey      Randolph Cullom         Anthony J. Guarisco, Sr.
          Brooks Blakeman   Frank J. Domino, Sr.    Wiley Magee
          Vincent Cannata   Conley J. Dutreix       Murray Ordogne
                                                    Lee A. Ringeman

          (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)




     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATE                     , 1995
                                             Signature


                                             Signature if held jointly


 PLEASE MARK, SIGN, DATE AND
 RETURN THE PROXY CARD PROMPTLY
 USING THE ENCLOSED ENVELOPE


             GUARANTY BANCSHARES HOLDING CORPORATION
                      Post Office Box 2208
                  Morgan City, Louisiana  70381

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON APRIL 17, 1995

   TO SHAREHOLDERS OF GUARANTY BANCSHARES HOLDING CORPORATION


     The annual meeting of shareholders of Guaranty Bancshares Holding Corporation will be held in the Board of Directors Room located on the second floor of the Guaranty Bank & Trust Company Building, 1201 Brashear Avenue, Morgan City, Louisiana, on Monday, April 17, 1995, 1:00 p.m., to vote upon the following matters:

     1.   Election of ten (10) directors for the ensuing year; and

     2. Such other matters as may properly come before the meeting or any adjournments thereof.


     Shareholders of record at close of business April 1, 1995, are entitled to notice of and to vote at the annual meeting.

     The accompanying proxy statement contains information regarding, and a more complete discussion of, the items of business to be considered at the annual meeting.


PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED BY APPROPRIATE NOTICE TO THE SECRETARY OF GUARANTY BANCSHARES HOLDING CORPORATION AT ANY TIME PRIOR TO THE VOTING THEREOF.


                              BY ORDER OF THE BOARD OF DIRECTORS



                                                 WILEY MAGEE
                                               Corporate Secretary


Morgan City, Louisiana
April 1, 1995




             GUARANTY BANCSHARES HOLDING CORPORATION

                      Post Office Box 2208
                  Morgan City, Louisiana  70381

                          April 1, 1995

                         PROXY STATEMENT

FOR ITS ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 17, 1995


     This Proxy Statement is furnished to shareholders of Guaranty Bancshares Holding Corporation ("Bancshares") in connection with the solicitation on behalf of the Board of Directors of Bancshares of Proxies for use at the annual meeting of shareholders of Bancshares to be held on Monday, April 17, 1995, at 1:00 p.m., in the Board of Directors Room located on the second floor of the Guaranty Bank & Trust Company Building, 1201 Brashear Avenue, Morgan City, Louisiana. The above described proxy and this proxy statement were mailed on or about April 1, 1995.
     As of the close of business on April 1, 1995, there were 210,000 shares of Class A Common stock, par value $5.00 per share, and 170,877 shares of Class B Common stock, no par value, of Bancshares outstanding as the only classes of voting securities. Each shareholder of record at the close of business on April 1, 1995, is entitled to vote at the meeting and any adjournments thereof. Each holder is entitled to one vote for each share of common stock held.
     The enclosed proxy may be revoked by the shareholder at any time prior to the exercise thereof by filing with the Secretary of Bancshares a written revocation or duly executed proxy bearing a later date. The proxy will be deemed revoked if the shareholder is present at the annual meeting and elects to vote in person.

              MANAGEMENT AND PRINCIPAL SHAREHOLDERS
           OF GUARANTY BANCSHARES HOLDING CORPORATION
         NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS


     The By-Laws of Bancshares authorize the Board of Directors or the shareholders, at any meeting thereof, to fix the size of the Board at not less than five nor more than thirty, and proxies cannot be voted for a greater number of persons. Unless authority is withheld, the persons named in the enclosed proxy will vote for the election of the ten nominees named below to serve until their successors are duly elected and qualified. In the unanticipated event that any of the nominees cannot be a candidate at the annual meeting, proxies will be voted in favor of such additional nominees as may be designated by the Board of Directors.
     The following table sets forth certain information as of March 10, 1995, concerning the nominees, and all nominees and officers as a group, including their beneficial ownership of shares of Common Stock of Bancshares as determined in accordance with Rule 13d-3 of the Securities and Exchange Commission. Unless otherwise indicated, (i) each nominee has been engaged in the principal occupation shown for more than the past five years, and (ii) shares shown as being beneficially owned are held with sole voting and investment power. The nominees are also members of the Board of Directors of Bancshares' wholly owned subsidiary, Guaranty Bank & Trust Company of Morgan City (the "Bank").
     The cost of soliciting proxies in the enclosed form will be borne by Bancshares. In addition to solicitation by mail, certain officers, directors and regular employees of Bancshares and its subsidiary, Guaranty Bank & Trust Company of Morgan City, who will receive no additional compensation for their services, may solicit proxies by telephone, telegraph or personal call.


                                    Year First
                                       Became
                                      Director       Shares      Percent
Name, Age, and                         of the     Beneficially     of
Principal Occupation                 Bancshares   Owned (1)(2)   Class (2)

H. W. Bailey  (72)                      1982       17,666 (3)      4.64%
   Retired since 1-1-83.
   Executive Vice President
   and Chief Administrative
   Officer of McDermott, Inc.
   (offshore construction)

Brooks Blakeman  (48)                   1988       34,070 (4)      8.95%
   Chairman of the Board
   Bancshares and the Bank
   Vice President and General
   Manager of Frank's Casing
   Crews, Inc. (oilfield services)

Vincent Cannata  (80)                   1982       22,343 (5)      5.87%
   President of Cannata's
   Super Market, Inc.

Randolph Cullom  (57)                   1990          200            -
   President and Chief Executive
   Officer of Bancshares and the
   Bank

Frank J. Domino, Sr.  (75)              1982        5,280 (6)      1.39%
   President of Frank's Motor
   Co., Inc. (auto sales);
   Secretary and Treasurer of
   Domino Developers, Inc.
   (home construction)

Conley J. Dutreix (47)                  1993          200            -
   Executive Vice President of
   Bancshares and the Bank;
   Director of the Bank since 1992.

Anthony J. Guarisco, Sr. (84)           1982       36,526          9.59%
   President of Guarisco
   Enterprises, Inc., (holding
   company for subsidiaries
   engaged in diesel fuel
   distribution, shell sales
   and transport and real
   estate); President of
   Guarisco Evans Shopping
   Center, Inc.

Wiley Magee (51)                        1982      4,304           1.13%
   Secretary to the Board
   Bancshares and the Bank
   President of Morgan City
   Supply, Inc. (wholesale
   and retail hardware)

Murray Ordogne (72)                     1982      22,806          5.99%
   Owner of Morgan City Motel,
   Inc.

Lee A. Ringeman (65)                    1989      1,931 (7)         -
   Executive Vice President
   and Chief Financial Officer
   of Bancshares and the Bank

All executive officers and
directors of Bancshares and the
Bank                                              145,356         38.16%


(1) Except as noted below, all shares of Bancshares' stock set forth above constitute direct beneficial ownership by such director with full voting and investment power. Except as indicated above, no person owns more than five percent of the outstanding shares of Bancshares' stock. The address of each director is c/o Guaranty Bank & Trust Company of Morgan City, Post Office Box 2208, Morgan City, Louisiana 70381.

(2) Includes aggregate of Class A Common stock and Class B Common stock. Percent of class omitted where less than one percent.

(3)  Includes 7,700 shares in the name of Bailey Estate.

(4) Includes 33,870 shares held by the Blakeman Trust over which Mr. Blakeman shares voting powers.

(5)  Includes 6,910 shares in the name of Cannata's Super Market,
     Inc. over which Mr. Cannata shares voting and investment power.

(6)  Includes 60 shares in the name of Mr. Domino's wife.

(7) Includes 1,186 shares held jointly with Mrs. Ringeman and 32 shares held jointly with Mr. Ringeman's grandson.

     None of the directors of Bancshares holds a directorship in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act or in any company registered as an investment company under the Investment Company Act of 1940, as amended.

     Bank directors received compensation at the rate of $250 for each regular directors meeting attended and a $1,500 fee for serving as a director. No fees were paid for service on Bancshares' Board or for serving on any committees.

     No family relationships exist among the above named directors or the executive officers of Bancshares or the Bank.

     Each of the directors of Bancshares shall serve until the next annual meeting of stockholders and until their successors are elected and qualified. Each director has served continuously on the Board of Directors since his election.

Board Committees

     During 1994, the Board of Directors of Bancshares met eight times. During 1994, the Board of Directors of the Bank met twelve times. Each director attended at least 75% of the aggregate number of meetings held.
     The Board of Directors of the Bank has an Executive Committee, the current members of which are Messrs. Bailey, Blakeman, Cullom, Domino and Magee. The Executive Committee shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Bank. However, this committee does not have the authority of the board of directors in reference to:

     (a)  amending the articles of incorporation;

     (b)  approving a plan of merger or consolidation;

     (c) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business;

     (d) recommending to the shareholders a voluntary dissolution of the Bank or a revocation thereof;

     (e) amending, altering, or repealing these by-laws or adopting new by-laws;

     (f) filling vacancies in or removing members of the board of directors or of any committee;

     (g)  electing or removing officers or committee members;

     (h)  fixing the compensation of any committee member; and

     (i) altering or repealing any resolution of the board of directors which by its terms provides that it shall not be amendable or repealable.

The Executive Committee did not meet during 1994.

     The Board of Directors of the Bank has an Audit Committee, the current members of which are Messrs. Blakeman, Cannata, Domino, Guarisco, and Ordogne, all of whom are outside directors. The Audit Committee, which met one time during 1994, is responsible for: (1) making recommendations to the Board of Directors concerning the selection and retention of Bancshares' independent auditors, (2) consulting with the Controller with regard to the plan of audit, (3) consulting directly with the Controller on any matter the Committee or the Controller deems appropriate in connection with carrying out the audit, (4) reviewing the plan and results of audits by its independent auditors and the Federal Deposit Insurance Corporation and (5) discussing audit recommendations with management and reporting the results of its reviews to the Board of Directors. Each director attended the meeting.

     Neither Bancshares nor the Bank has a Nominating Committee.
Nominees for directors are selected by their Boards of Directors. Neither company has procedures established to consider nominees recommended by security holders.


Principal Shareholders

     The persons named below were, to the knowledge of Bancshares, the only persons as of March 10, 1995, who beneficially owned more than 5% of the outstanding Guaranty Bancshares Holding Corporation Class A and Class B Common stock. Beneficial ownership consists of sole voting and investment power.


Name and Address                       Amount and Nature of       Percent
of Beneficial Owner                  Beneficial Ownership (1)     of Class

Brooks Blakeman                             34,070 (2)             8.95%
Post Office Box 2208
Morgan City, Louisiana  70381

Vincent Cannata                             22,343 (3)             5.87%
Post Office Box 2208
Morgan City, Louisiana  70381

Anthony J. Guarisco, Sr.                    36,526                 9.59%
Post Office Box 2208
Morgan city, Louisiana  70381

Murray Ordogne                              22,806                 5.99%
Post Office Box 2208
Morgan City, Louisiana  70381

(1) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission.

(2) Includes 33,870 shares held by the Blakeman Trust over which Mr. Blakeman shares voting powers.

(3)  Includes 6,910 shares in the name of Cannata's Super Market,
     Inc. over which Mr. Cannata shares voting and investment power.



                       Executive Officers

The executive officers of Bancshares and the Bank, as of March 10, 1995, are as follows:


Name                            Age             Position Currently Held

Brooks Blakeman                  48         Chairman of the Board of
                                            Bancshares and the Bank

Randolph Cullom                  57         President and Chief Executive
                                            Officer of Bancshares and the
                                            Bank

Wiley Magee                      51         Secretary of the Board of
                                            Bancshares and the Bank

Lee A. Ringeman                  65         Executive Vice President and
                                            Chief Financial Officer of
                                            Bancshares and the Bank


Conley Dutreix                   47         Executive Vice President of
                                            the Bank and Assistant
                                            Secretary of the Board of
                                            Directors of Bancshares and
                                            the Bank


     Each executive officer has been an officer or director of Bancshares and the Bank for five years or more.



                     Executive Compensation

Cash Compensation

     The following table sets forth the aggregate cash compensation paid by the Bank for services rendered in all capacities during the fiscal years ended December 31, 1992, 1993 and 1994, with respect to each executive officer whose total cash compensation exceeded $100,000.

     Active officers of Bancshares are also officers of the Bank and receive no annual compensation from Bancshares.

                        SUMMARY COMPENSATION TABLE

                              Annual Compensation
Name and                                         Other            All
Principal                                       Annual           Other
Position     Year     Salary     Bonus (1)   Compensation(2)  Compensation(3)

Randolph     1994     $90,000    $20,000      $ 4,250           $    529
Cullom       1993      90,000     30,000        4,500                529
President    1992      90,000     30,000        3,000            150,283
and Chief
Executive
Officer of
Bancshares
and the Bank

(1) Mr. Cullom has an employment contract with the Bank whereby his initial base annual salary is $90,000. In addition to the annual salary, he is entitled to non-cumulative annual cash bonuses of $5,000 when the annual after taxes return on assets reaches one-fourth of one percent, $20,000 when the annual after taxes return on assets reaches one-half of one percent and $30,000 when the annual after taxes return on assets reaches one percent. The bonus earned in 1993 was paid in 1994
     and 1994 was paid in 1995.    Also as part of his employment
     agreement, in the event Mr. Cullom is terminated without good cause, he shall be entitled to receive one year annual salary as severance pay.

(2)  Represents director fees.

(3) In addition to the cash bonuses above, Mr. Cullom was entitled to receive additional cash bonuses of ten percent of any principal reduction of Bancshares debt paid out of earnings of the Bank or any principal reduction not paid out of Bank earnings if such reduction is substantially contributed by his initiative or effort. Accordingly, with the liquidation of Bancshares corporate debt in 1992, Mr. Cullom was paid $149,754.
     In addition, the Bank paid approximately $529, in term life insurance premiums on behalf of Mr. Cullom for each of the years 1994, 1993 and 1992, respectively. This group policy has no cash surrender value.

     The Bank has instituted an unqualified defined benefit retirement program for three of its executive officers, as follows:


Name and                              Annual      Planned
Principal           Pre-Retirement    Retirement  Retirement
Position            Death Benefit(1)  Benefit(2)  Date - Age
Randolph Cullom      $487,250         $50,000     2002 - 65
President and
Chief Executive
Officer

Lee A. Ringeman       292,350          30,000     2000 - 70
Executive Vice
President

Conley J. Dutreix     292,350          50,000     2012 - 65
Executive Vice
President

(1)  Benefits payable to the participant's named beneficiaries.
(2)  Benefits payable monthly for life, 15 years certain.

     These benefits are funded by single premium life insurance policies on the lives of the participants. The policies are owned by the Bank and the proceeds from death benefits are payable to the Bank. Projected December 31, 1995 death benefits are as follows:
Mr. Cullom - $835,000, Mr. Ringeman - $317,000, and Mr. Dutreix -
 $377,000.

     If the Bank terminates a participant's employment prior to his planned retirement date for cause, the participant shall not be entitled to any benefits. If employment is terminated prior to his planned retirement date, other than by death or discharge for cause, the Bank shall pay to the participant an amount which is the actuarial equivalent of his annual retirement benefit, computed in accordance with the agreement.

     If a participant's employment is terminated within twenty four
(24) months following a change in control of the Bank, the participant will be entitled to the benefits set forth in the preceding paragraph with the respective benefits being increased in amount by fifty (50%) percent.

     Bancshares and the Bank have no established policy or practice with respect to providing personal benefits to officers, directors or principal stockholders. Although the Bank pays for civic and social club memberships for certain officers, the aggregate annual value per person of such benefits is considerably less than $2,500.

     Neither Bancshares nor the Bank has any other remuneration, pension or retirement plans in effect. The Bank provides health and life insurance coverage for all employees.


Other Transactions

     During 1994, the Bank engaged in banking transactions in the ordinary course of business with directors and officers of Bancshares and the Bank, and their associates, and expects to have such transactions in the future. In the opinion of Management, all such transactions were on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and did not involve more than normal risk of collectibility or present other unfavorable features.


                      FINANCIAL STATEMENTS

     The consolidated financial statements for the year ended December 31, 1994, are incorporated herein by reference. A copy of such Annual Report is being mailed with this Proxy Statement to each shareholder of record on the record date for the annual meeting.


        RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Bancshares' consolidated financial statements for the year ended December 31, 1994, were audited by the firm of Darnall, Sikes, Kolder, Frederick & Rainey. Under the resolution appointing Darnall, Sikes, Kolder, Frederick & Rainey to audit Bancshares' financial statements, such firm will remain as Bancshares' auditors until replaced by the Board of Directors. Representatives of Darnall, Sikes, Kolder, Frederick & Rainey are expected to be present at the annual meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.


                          OTHER MATTERS

Quorum and Voting of Proxies

     The presence, in person or by proxy, of a majority of the outstanding shares of Common stock of Bancshares is necessary to constitute a quorum. If a quorum is present, the vote of a majority of the shares present or represented by proxy will decide all questions properly brought before the meeting, except that directors will be elected by plurality vote.

     All proxies received in the form enclosed will be voted as specified, and, in the absence of instructions to the contrary, will be voted for the election of the nominees named above.

     Bancshares does not know of any matters to be presented at the annual meeting other than those mentioned above. However, if any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.


Shareholder Proposals

     Shareholders who desire to present a proposal qualified for inclusion in the proxy material relating to the 1996 Annual Meeting of Guaranty Bancshares Holding Corporation must forward such proposals to the Secretary of Bancshares at the address listed on the first page of this proxy statement in time to arrive prior to December 10, 1995, unless Bancshares notifies the stockholders otherwise. Only those proposals that are proper for stockholder action and otherwise proper may be included in Bancshares' proxy statement.

THE ATTACHED PROXY IS SOLICITED BY MANAGEMENT.


                              BY ORDER OF THE BOARD OF DIRECTORS



                               Wiley Magee
                               Corporate Secretary


April 1, 1995